Exhibit 99.2

Crowe Horwath LLP
Independent Member Crowe Horwath International

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Universal Bancorp
Bloomfield, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Universal Bancorp, which comprise the consolidated balance sheets as of June 30, 2017 and 2016, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Universal Bancorp as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter
In our report dated October 25, 2016, we expressed an opinion that the 2016 financial statements did not fairly present the financial position, results of operations, and cash flows of Universal Bancorp in accordance with accounting principles generally accepted in the United States of America because Universal Bancorp excluded the fair value of financial instruments in the consolidated financial statements.  As described in Note 1, in January 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-10, Recognition and Measurement of Financial Assets and Financial Liabilities (Topic 825), which no longer requires entities that are not public business entities to disclose the fair value of financial instruments measured at amortized cost.  This guidance required retrospective application. Accordingly, our current opinion on the 2017 financial statements, as presented herein, is different from that expressed in our previous report.

/s/ Crowe Horwath LLP

Indianapolis, Indiana
October 17, 2017

UNIVERSAL BANCORP
CONSOLIDATED BALANCE SHEETS
as of June 30, 2017 and 2016
(Dollars in thousands)

	2017	2016
ASSETS
Cash and due from banks	$11,689	$18,558
Money market fund	-	5,000
Federal funds sold	3,313	2,300
Total cash and cash equivalents	15,002	25,858
Interest-bearing balances in other financial
institutions	2,932	2,932
Securities available-for-sale	89,477	87,885
Loans held for sale	1,226	1,318
Loans	268,815	263,773
Less: Allowance for loan losses	(3,406)	(4,237)
Loans, net	265,409	259,536

Federal Home Loan Bank stock	1,637	1,637
Bank owned life insurance	7,444	7,267
Premises, furniture and equipment	6,574	6,292
Accrued interest receivable	1,179	1,107
Goodwill	1,895	1,895
Other real estate owned	5,139	7,345
Other assets	4,599	4,822

	$402,513	$407,894

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Noninterest-bearing deposits	$89,155	$83,138
Interest-bearing deposits	234,286	236,386
Total deposits	323,441	319,524
Federal Home Loan Bank advances	27,421	32,002
Other borrowings	7,595	5,390
Accrued interest payable	82	92
Other liabilities	521	2,442
Total liabilities	359,060	359,450

Shareholders' equity
Preferred stock, Series A, no par value, 2017- 0 shares issued and outstanding, $0 liquidation value; 2016- 6,400 shares issued
and outstanding, $6,400 liquidation value	-	6,400
Preferred stock, Series B, no par value, 2017- 0 shares issued and outstanding, $0 liquidation value; 2016- 495 shares issued
and outstanding, $495 liquidation value	-	495
Common stock, 100,000 shares
authorized and outstanding	100	100
Treasury stock – 24,004 shares	(3,596)	(3,596)
Surplus	4,903	4,903
Undivided profits	41,529	38,768
Accumulated other comprehensive income	517	1,374
Total shareholders' equity	43,453	48,444

	$402,513	$407,894

UNIVERSAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Years ended June 30, 2017 and 2016
(Dollars in thousands)

	2017	2016
Interest income
Loans, including related fees	$13,242	$13,339
Securities
Taxable	1,007	1,003
Tax exempt	1,436	1,294
Other	97	60
	15,782	15,696

Interest expense
Deposits	925	882
Other	637	436
	1,562	1,318

Net interest income	14,220	14,378

Provision for loan losses	60	72

Net interest income after provision for loan losses	14,160	14,306

Non-interest income
Service charges on deposit accounts	496	526
Mortgage banking income	829	738
Gain on sales of securities	107	196
Loan servicing income	407	396
Other	1,505	1,369
	3,344	3,225

Non-interest expense
Salaries and employee benefits	7,546	7,135
Occupancy and equipment	2,553	2,314
Loan collection and other real estate expenses	926	555
FDIC insurance expense	143	375
Other	2,856	2,904
	14,024	13,283

Income before income taxes	3,490	4,248

Income tax expense	628	1,047

Net income	2,862	3,201

Other comprehensive income (loss)
Unrealized gains/(losses) on securities available-for-sale, net	(857)	1,690

Comprehensive income	$2,005	$4,891

UNIVERSAL BANCORP
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Years ended June 30, 2017 and 2016
(Dollars in thousands)

						Accumulated
						Other	Total
						Compre-	Share-
	Preferred	Common	Treasury		Undivided	hensive	holders'
	Stock	Stock	Stock	Surplus	Profits	Income (Loss)	Equity

Balance, July 1, 2015	$10,395	$100	$(3,596)	$4,903	$36,332	$(316)	$47,818

Net income	-	-	-	-	3,201	-	3,201
Other comprehensive income	-	-	-	-	-	1,690	1,690
Dividends on preferred stock	-	-	-	-	(765)	-	(765)
Redemptions of preferred stock	(3,500)	-	-	-	-	-	(3,500)

Balance, June 30, 2016	6,895	100	(3,596)	4,903	38,768	1,374	48,444

Net income	-	-	-	-	2,862	-	2,862
Other comprehensive income	-	-	-	-	-	(857)	(857)
Dividends on preferred stock	-	-	-	-	(101)	-	(101)
Redemptions of preferred stock	(6,895)	-	-	-	-	-	(6,895)

Balance, June 30, 2017	$-	$100	$(3,596)	$4,903	$41,529	$517	$43,453

UNIVERSAL BANCORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended June 30, 2017 and 2016
(Dollars in thousands)

	2017	2016
Cash flows from operating activities
Net income (loss)	$2,862	$3,201
Adjustments to reconcile net income (loss) to net cash
from operating activities
Depreciation	606	526
Provision for loan losses	60	72
Amortization and accretion, net	366	343
Amortization of mortgage servicing rights	278	283
Loss on sales and write-downs of foreclosed assets	401	925
Earnings on bank owned life insurance	(177)	(158)
Gain on sale of securities	(107)	(196)
Gain on sale of loans	(829)	(738)
Change in assets and liabilities
Loans held for sale	921	742
Accrued interest receivable and other assets	311	99
Accrued interest payable and other liabilities	(36)	(41)
Net cash from operating activities	4,656	5,058

Cash flows from investing activities
Net change in interest-bearing balances in
other financial institutions	-	2
Purchase of securities available-for-sale	(23,435)	(20,369)
Proceeds from sales of securities	7,130	14,404
Proceeds from calls, maturities and paydowns of securities
available-for-sale	11,264	9,365
Proceeds from sales of real estate owned	1,840	498
Loans made to customers, net of payments collected	(5,968)	(13,513)
Net purchases of premises and equipment	(888)	(553)
Proceeds from bank owned life insurance	-	98
Net cash from investing activities	(10,057)	(10,068)

Cash flows from financing activities
Net change in deposit accounts	3,917	13,816
Draws of FHLB advances	10,500	10,500
Repayments of FHLB advances	(15,081)	(9,082)
Advances of other borrowings	4,895	-
Repayments of other borrowings	(2,690)	-
Preferred dividends paid	(101)	(765)
Repayments of TARP preferred stock	(6,895)	(3,500)
Net cash from financing activities	(5,455)	10,969

Net change in cash and cash equivalents	(10,856)	5,959

Cash and cash equivalents at beginning of year	25,858	19,899

Cash and cash equivalents at end of year	$15,002	$25,858

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$1,572	$1,331
Income taxes	-	-
Supplemental noncash disclosures
Transfer from loans to real estate owned	$35	$934
Security purchases settled in a subsequent period	-	1,895
Security purchases settled from a prior period	1,895	-

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation:  The consolidated financial statements include the accounts of Universal Bancorp and its wholly owned subsidiary, BloomBank (the "Bank"), and its wholly owned subsidiary, Universal Investment Company, Inc., together referred to as "the Company." Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its Bank offices primarily in Bloomfield, Indiana. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Subsequent Events:  The Company has evaluated subsequent events for recognition and disclosure through October 17, 2017, which is the date the financial statements were available to be issued.

Use of Estimates:  To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Cash Flows:  Cash and cash equivalents include cash, deposits with other financial institutions, money market investments and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Interest-Bearing Deposits in Other Financial Institutions:  Interest-bearing deposits in other financial institutions mature within five years and are carried at cost.

Securities:  The Company classifies all securities as available for sale. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held for Sale:  Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans:  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level‑yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer and credit card loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company's policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost‑recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

The general component covers non impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent two years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

The portfolio segments identified are commercial, commercial real estate, residential real estate, lease financing, and consumer loans. The risk characteristics of each loan portfolio segment are as follows: Commercial loans are secured by the business real estate. Repayment of these loans is primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Borrowers may be subject to adverse economic conditions that can lead to decreases in product demand; increasing material or other production costs' interest rate increases that could have an adverse impact on profitability; non-payment of credit that has extended under normal vendor terms for goods sold or services extended; interruption related to the importing or exporting of production materials or sold products. Commercial real estate loans typically involve higher principal amounts and repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. These loans may be more adversely impacted by conditions in the real estate market or the general economy. Residential real estate loans are secured by 1-4 family loans and are generally owner occupied. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions, such as unemployment levels. Repayment can also be impacted by changes in residential property values.

Lease finance loans are secured by underlying collateral provided by the borrower. Repayment of these loans is primarily dependent on the successful operation of the business operated by the borrower. Consumer loans are generally secured by consumer assets such as automobiles or recreational vehicles. Some consumer loans are unsecured. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions, such as unemployment levels. Risk is mitigated by the fact that consumer loans are generally smaller dollar amounts and are spread over a large number of borrowers.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

Servicing Rights:  When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non‑interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with loan servicing income on the income statement. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income, which is reported on the income statement as loan servicing income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. Servicing fees totaled $407 and $396 for the years ended June 30, 2017 and 2016. Late fees and ancillary fees related to loan servicing are not material.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Foreclosed Assets:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment:  Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight‑line method with useful lives ranging from 5 to 40 years. Furniture, fixtures and equipment are depreciated using the straight‑line or accelerated method with useful lives ranging from 1 to 20 years. Maintenance and repairs are expensed and major improvements are capitalized.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank (FHLB) Stock:  The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Bank Owned Life Insurance:  The Company has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill and Other Intangible Assets:  Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill resulting from business combinations after January 1, 2009, is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. The Company has selected June 30 as the date to perform the annual impairment test, and the annual impairment test indicated no impairment as of June 30, 2017. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Loan Commitments and Related Financial Instruments:  Financial instruments include off‑balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Income Taxes:  Income tax expense is the total of income tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Recognition of deferred tax assets is limited by the establishment of a valuation allowance unless management concludes that the assets will more likely than not result in a future tax benefit to the Company.

A tax position is recognized as a benefit only if it is more likely than not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized will be the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit will be recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Retirement Plans:  Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income:  Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.

Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash:  Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. These balances do not earn interest.

Dividend Restriction:  Banking regulations require maintaining certain capital levels and under written agreement between the Bank and its regulators, dividends paid by the Bank to the holding company are restricted without prior consent of the Bank's regulators. Under written agreement between the Company and its regulators, dividends paid by the Company to its shareholders are restricted without prior consent of the Company's regulators.

Fair Values of Financial Instruments:  Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note.  Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items.  Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications:  Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

Adoption of New Accounting Pronouncements:  In January 2016, the FASB issued ASU 2016-10, Recognition and Measurement of Financial Assets and Financial Liabilities, amending ASU Subtopic 825-10.  The amendments in this update make targeted improvements to generally accepted accounting principles which includes eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities.  The new guidance allows for early adoption of this provision.  The Company was determined not to be a public business entity and has elected to early adopt this standard eliminating the requirement to disclose the fair values of financial instruments measured at amortized cost.  The effect of adopting this standard was exclusion of the fair value of financial instruments table from the fair value note.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 2 - SECURITIES

The fair value of securities available for sale and the related gains and losses recognized in accumulated other comprehensive income was as follows:

2017		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and
political subdivisions	$42,096	$1,133	$(191)	$43,038
U.S. government sponsored entities
mortgage-backed securities	46,596	198	(355)	46,439

Total	$88,692	$1,331	$(546)	$89,477

2016		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and
political subdivisions	$39,212	$1,767	$(9)	$40,970
U.S. government sponsored entities
mortgage-backed securities	46,593	445	(123)	46,915

Total	$85,805	$2,212	$(132)	$87,885

The fair value of securities at June 30, 2017, by contractual maturity, is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage and asset-backed securities, are shown separately.

	Amortized	Fair
	Cost	Value

Due in one year or less	$-	$-
Due after one year through five years	4,779	4,847
Due after five years through ten years	19,760	20,479
Due after ten years	17,557	17,712
Subtotal	42,096	43,038
U.S. government sponsored entities
mortgage-backed securities	46,596	46,439

Total	$88,692	$89,477

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 2 - SECURITIES (Continued)

Proceeds of $7,130 and $14,404 were received on the sales of securities available-for-sale during 2017 and 2016. Gross gains of $109 and losses of $2 were realized on these sales during 2017, and gross gains of $204 and losses of $8 were realized on these sales during 2016.

Securities with a carrying value of $2,794 and $3,189 at June 30, 2017 and 2016 were pledged to secure public deposits and borrowings.

Securities with unrealized losses at year-end, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

2017	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of states and
political subdivisions	$14,420	$(191)	$-	$-	$14,420	$(191)
U.S. government sponsored
entities mortgage-backed
securities	6,677	(181)	8,496	(174)	15,173	(355)

Total temporarily impaired	$21,097	$(372)	$8,496	$(174)	$29,593	$(546)

2016	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of states and
political subdivisions	$266	$(9)	$-	$-	$266	$(9)
U.S. government sponsored
entities mortgage-backed
securities	2,953	(10)	13,751	(113)	16,704	(123)

Total temporarily impaired	$3,219	$(19)	$13,751	$(113)	$16,970	$(132)

As of June 30, 2017, the Company's security portfolio consisted of 135 securities, 38 of which were in an unrealized loss position, totaling $546. There was $0 in other-than-temporary-impairment of securities for the year ended June 30, 2017 as discussed further below. Unrealized losses have not been recognized into income because the Company's bonds are of high quality, management does not have the intent to sell these securities and it is not likely that it will be required to sell the securities before their anticipated recovery.

There were no credit losses recognized in earnings for the period ended June 30, 2016 and 2017.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at year end were as follows:

	2017	2016

Commercial	$56,085	$48,466
Real estate:
Commercial	157,148	157,593
Residential	39,212	42,737
Consumer	12,813	12,067
Lease financing	3,557	2,910
	268,815	263,773
Allowance for loan losses	(3,406)	(4,237)

Total loans	$265,409	$259,536

Certain directors and officers of the Company and their affiliates were loan customers of the Bank. Total loans to those persons were $10,105 and $9,825 at June 30, 2017 and 2016.

Lease financing consists of the following:

	2017	2016

Minimum lease payments receivable	$3,987	$2,980
Less: Unearned lease income, net	(430)	(70)

Total lease financing	$3,557	$2,910

Minimum lease payments are receivable as follows at June 30:

2018	$891
2019	814
2020	488
2021	337
Thereafter	1,457

Total	$3,987

Loans sold in the secondary market and serviced by the Bank are not included in the above balances and totaled $168,382 and $158,196 at June 30, 2017 and 2016.

	2017	2016

Servicing rights:
Beginning of year	$750	$739
Additions	338	294
Amortized to expense	(278)	(283)

End of year	$810	$750

There was no valuation allowance on mortgage servicing rights at June 30, 2017 and 2016. The fair value was $1,182 and $1,080 at June 30, 2017 and 2016. Fair value was determined using a discount rate of 13.8% and 10.3% for 2017 and 2016, and prepayment speeds ranging from 9.5% to 19.7% for 2017 and 9.5% to 19.7% for 2016, depending on the stratification of the specific right.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending June 30, 2017 and 2016:

		Commercial	Residential
		Real	Real		Lease
June 30, 2017	Commercial	Estate	Estate	Consumer	Financing	Unallocated	Total
Allowance for loan losses:
Beginning balance	$553	$2,620	$50	$20	$7	$987	$4,237
Provision for loan losses	(27)	(334)	193	15	(5)	218	60
Loans charged-off	(263)	(778)	(57)	(4)	-	-	(1,102)
Recoveries	51	146	11	3	-	-	211

Total ending allowance balance	$314	$1,654	$197	$34	$2	$1,205	$3,406

		Commercial	Residential
		Real	Real		Lease
June 30, 2016	Commercial	Estate	Estate	Consumer	Financing	Unallocated	Total
Allowance for loan losses:
Beginning balance	$454	$2,485	$46	$15	$5	$1,796	$4,801
Provision for loan losses	206	566	73	34	2	(809)	72
Loans charged-off	(127)	(495)	(124)	(40)	-	-	(786)
Recoveries	20	64	55	11	-	-	150

Total ending allowance balance	$553	$2,620	$50	$20	$7	$987	$4,237

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2017 and 2016:

		Commercial	Residential
		Real	Real		Lease
June 30, 2017	Commercial	Estate	Estate	Consumer	Financing	Unallocated	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$113	$206	$6	$1	$-	$-	$326
Collectively evaluated for impairment	201	1,448	191	33	2	1,205	3,080

Total ending allowance balance	$314	$1,654	$197	$34	$2	$1,205	$3,406

Loans:
Loans individually evaluated for impairment	$1,130	$5,071	$23	$15	$-	$-	$6,239
Loans collectively evaluated for impairment	54,955	152,077	39,189	12,798	3,557	-	262,577

Total ending loans balance	$56,085	$157,148	$39,212	$12,813	$3,557	$-	$268,815

		Commercial	Residential
		Real	Real		Lease
June 30, 2016	Commercial	Estate	Estate	Consumer	Financing	Unallocated	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$354	$1,336	$21	$2	$-	$-	$1,713
Collectively evaluated for impairment	199	1,284	29	18	7	987	2,524

Total ending allowance balance	$553	$2,620	$50	$20	$7	$987	$4,237

Loans:
Loans individually evaluated for impairment	$1,854	$7,075	$48	$24	$-	$-	$9,001
Loans collectively evaluated for impairment	46,612	150,518	42,689	12,043	2,910	-	255,771

Total ending loans balance	$48,466	$157,593	$42,737	$12,067	$2,910	$-	$263,773

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended June 30, 2017:

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial	$514	$514	$-	$562	$33	$33
Real estate:
Commercial	3,892	3,892	-	3,749	133	133
Residential	11	11	-	144	1	1
Consumer	13	13	-	15	1	1
Lease financing	-	-	-	-	-	-
Subtotal	4,430	4,430	-	4,470	168	168

With an allowance recorded:
Commercial	$616	$616	$113	$690	$-	$-
Real estate:
Commercial	1,179	1,179	206	1,841	47	47
Residential	12	12	6	27	-	-
Consumer	2	2	1	3	-	-
Lease financing	-	-	-	-	-	-
Subtotal	1,809	1,809	326	2,561	47	47

Total	$6,239	$6,239	$326	$7,031	$47	$215

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended June 30, 2016:

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial	$226	$226	$-	$1,869	$12	$12
Real estate:
Commercial	3,664	3,664	-	4,076	187	187
Residential	-	-	-	431	-	-
Consumer	20	20	-	16	1	1
Lease financing	-	-	-	-	-	-
Subtotal	3,910	3,910	-	6,392	200	200

With an allowance recorded:
Commercial	$1,628	$1,628	$354	$1,420	$23	$23
Real estate:
Commercial	3,770	3,411	1,336	3,505	87	87
Residential	48	48	21	38	1	1
Consumer	4	4	2	2	-	-
Lease financing	-	-	-	-	-	-
Subtotal	5,450	5,091	1,713	4,695	111	111

Total	$9,360	$9,001	$1,713	$11,357	$311	$311

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of June 30, 2017 and 2016:

		Loans Past Due		Loans Past Due
		Over 90 Days Still		Over 90 Days Still
	Nonaccrual	Accruing	Nonaccrual	Accruing
	2017	2017	2016	2016

Commercial	$616	$-	$170	$-
Real estate:
Commercial	652	-	1,554	-
Residential	650	354	572	-
Consumer	-	-	-	-
Lease financing	-	-	-	-

Total	$1,918	$354	$2,296	$-

The following table presents the aging of the recorded investment in past due loans as of June 30, 2017by class of loans:

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days		Loans Not
	Past Due	Past Due	Past Due	Nonaccrual	Past Due	Total

June 30, 2017
Commercial	$391	$-	$-	$616	$55,078	$56,085
Real estate:
Commercial	1,314	-	-	652	155,182	157,148
Residential	3,420	223	354	650	34,565	39,212
Consumer	9	-	-	-	12,804	12,813
Lease financing	-	-	-	-	3,557	3,557

Total	$5,134	$223	$354	$1,918	$261,186	$268,815

	30 - 59	60 - 89	Greater than
	Days	Days	90 Days		Loans Not
	Past Due	Past Due	Past Due	Nonaccrual	Past Due	Total

June 30, 2016
Commercial	$112	$75	$-	$170	$48,109	$48,466
Real estate:
Commercial	21	31	-	1,554	155,987	157,593
Residential	2,954	165	-	572	39,046	42,737
Consumer	17	8	-	-	12,042	12,067
Lease financing	-	-	-	-	2,910	2,910

Total	$3,104	$279	$-	$2,296	$258,094	$263,773

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Troubled Debt Restructurings:

The Company has troubled debt restructurings of $308 and $1,305 and has allocated $0 and $276 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of June 30, 2017 and 2016. The Company has not committed to lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings.

There were no loans modified as troubled debt restructurings for the years ended June 30, 2017 and 2016.

There were no payment defaults within the twelve months following modification for loans modified as troubled debt restructurings within the periods ended June 30, 2017 and 2016.

Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $100 and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special Mention.  Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard.  Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.  Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans included in homogeneous pools, such as residential real estate or consumer, are evaluated based on payment status, which was previously disclosed.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
	Pass	Mention	Substandard	Doubtful

June 30, 2017
Commercial	$46,684	$8,272	$1,129	$-
Real estate:
Commercial	151,183	932	5,033	-
Residential	39,182	8	22	-
Consumer	12,756	57	-	-
Lease financing	3,557	-	-	-

Total	$253,362	$9,269	$6,184	$-

		Special
	Pass	Mention	Substandard	Doubtful

June 30, 2016
Commercial	$45,712	$792	$1,962	$-
Real estate:
Commercial	140,552	10,346	6,694	-
Residential	42,716	9	12	-
Consumer	11,785	54	229	-
Lease financing	2,910	-	-	-

Total	$243,675	$11,201	$8,897	$-

NOTE 4 - PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment by major category follows:

	2017	2016

Land	$1,187	$1,227
Buildings and improvements	6,845	6,832
Furniture and equipment	5,768	5,535
Total cost	13,800	13,594
Accumulated depreciation	(7,226)	(7,302)

Premises, furniture and equipment, net	$6,574	$6,292

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 5 - INTEREST-BEARING DEPOSITS

Time deposits that meet or exceed the FDIC insurance limit of $250 totaled $21,243 and $25,296 at June 30, 2017 and 2016.

At June 30, 2017, the scheduled annual maturities of time deposits are as follows:

2018	$57,352
2019	23,320
2020	8,245
2021	3,268
2022	441

$92,626

Brokered deposits totaled $14,706 and $15,091 at June 30, 2017 and 2016.

NOTE 6 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank advances are as follows at June 30:

	2017	2016
Fixed rate advances with interest rates ranging from 0.92% to 5.00% at June 30, 2017, and final maturities ranging from July 2017 to February 2026.	$27,421	$30,502

Floating rate advances with an interest rate of 0.00% at June 30, 2017, based on three month LIBOR reduced by 0.75% not to be reduced below 0.00%, resetting quarterly until the advances flipped to a fixed rate of 1.28% in August 2016, and final maturity of August 2020.	$-	$1,500

	$27,421	$32,002

The weighted average rate of advances for fixed rate is 1.43%; there were no floating rate advances. Most advances are due in full at maturity, but some require periodic principal payments. Repayment prior to maturity may result in a penalty. Interest is payable monthly for all advances. Certain fixed rate advances may be turned into variable rate advances at the option of the FHLB. However, should the FHLB exercise that option, the Bank may repay the advance without penalty. All advances are secured by a blanket lien on certain mortgages.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 6 - FEDERAL HOME LOAN BANK ADVANCES (Continued)

Required annual principal payments at June 30, 2017 are as follows:

2018	$8,500
2019	8,253
2020	2,397
2021	1,500
2022	2,271
Thereafter	4,500

Total	$27,421

NOTE 7 - OTHER BORROWINGS

Other borrowing balances were as follows at June 30:

	2017	2016

Note payable bearing interest of Prime (4.14% as of June 30, 2017)
with interest paid quarterly and principal paid annually,
maturing on September 14, 2022	$2,395	$-

Unsecured related party note payable, bearing interest at prime +
3.00%, (7.14% at June 30, 2017 and 6.5% at June 30, 2016),	200	315
interest paid quarterly

Related party note payable, bearing interest at 6.00% with principal
and interest due at maturity.	-	75

Subordinated debentures, bearing interest at 3 month LIBOR +
1.69% (2.95% at June 30, 2017 and 2.34% at June 30, 2016),
maturing on October 7, 2035.	5,000	5,000

	$7,595	$5,390

During September of 2016, the Company borrowed $4,895 from Peoples State Bank at the Prime Rate, currently 4.14%, with a maturity date of September 14, 2022.

The two related party notes payable are with shareholders of the Company. One note is secured by an interest in a participation loan and the other note is unsecured. The secured note matured on August 16, 2011, and the unsecured note matured December 31, 2012. The Company entered into forbearance agreements related to these notes payable to shareholders that required interest only payments through the earlier of September 30, 2015 or the date the Company's informal agreement is terminated; the informal agreements were terminated in the fiscal year ended 2016. The Company paid off the secured note during the subsequent event period and renegotiating the unsecured note forbearance agreement to extend it through September 30, 2019.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 8 - COMMITMENTS AND CONTINGENT LIABILITIES

Some financial instruments, such as loan commitments, credit lines, and letters of credit, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet-risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

At June 30, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

	2017	2016

Unused lines of credit	$23,390	$19,801
Standby letters of credit	657	694
Loan commitments	19,768	19,868

The Bank leases branch facilities under operating leases initially expiring in 2023. Expense for leased premises was $298 and $296 for 2017 and 2016. Future minimum lease payments are as follows:

2018	$255
2019	205
2020	189
2021	112
2022	106
Thereafter	156

Total minimum lease payments	$1,023

NOTE 9 - CAPITAL REQUIREMENTS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet various capital requirements can initiate regulatory action. Management believes as of June 30, 2017, the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2015, the Bank adopted the new Basel III regulatory framework. The adoption of this framework modified the regulatory captive calculations, minimum capital levels, and well capitalized thresholds and added the new Common Equity Tier 1 capital ratio.  As of June 30, 2017 and 2016 the most recent regulatory notifications categorized the bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 9 - CAPITAL REQUIREMENTS (Continued)

The phase in of the capital conservation buffer will have the minimum ratios for common equity Tier 1 capital at 7%, the Tier 1 capital at 6.5% and the total capital at 10.5% in 2019 when fully phased in. Currently, the Bank exceeds all of these minimums.

Actual and required capital amounts and ratios for the Bank are presented below at year end (dollar amounts in thousands):

2017					Minimum Level
					To Be
					Well Capitalized under
			Minimum Level for		Prompt Corrective
	Actual		Capital Adequacy		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Tier 1 (core) capital
June 30, 2017	$42,347	10.8%	$15,645	4.0%	$19,557	5.0%

Common equity tier 1 capital
June 30, 2017	$42,347	14.6%	$13,076	4.5%	$18,888	6.5%

Tier I risk weighted capital
June 30, 2017	$42,347	14.6%	$17,435	6.0%	$23,246	8.0%

Total risk weighted capital
June 30, 2017	$45,758	15.7%	$23,246	8.0%	$29,058	10.0%

2016					Minimum Level
					To Be
					Well Capitalized under
			Minimum Level for		Prompt Corrective
	Actual		Capital Adequacy		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Tier 1 (core) capital
June 30, 2016	$43,444	11.2%	$15,493	4.0%	$19,367	5.0%

Common equity tier 1 capital
June 30, 2016	$43,444	15.3%	$12,784	4.5%	$18,465	6.5%

Tier I risk weighted capital
June 30, 2016	$43,444	15.3%	$17,045	6.0%	$22,726	8.0%

Total risk weighted capital
June 30, 2016	$47,013	16.5%	$22,726	8.0%	$28,408	10.0%

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 10 - PREFERRED STOCK

On May 22, 2009, as part of the Troubled Asset Relief Program ("TARP") Capital Purchase Program, the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the "Purchase Agreement") with the United States Department of the Treasury ("U.S. Treasury"), pursuant to which the Company sold 9,900 shares of newly authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share and liquidation value $1,000 per share (the "Series A Preferred Stock") and also issued warrants (the "Warrants") to the U.S. Treasury to acquire an additional $495 of Fixed Rate Cumulative Perpetual Preferred Stock, Series B no par value and liquidation value $495 per share (the "Series B Preferred Stock") for an aggregate purchase price of $9,900 in cash. Subsequent to the closing, the U.S. Treasury exercised the Warrants and the Company issued 495 shares of the Series B Preferred Stock.

The Series A Preferred Stock qualifies as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The Series A Preferred Stock may be redeemed by the Company after three years.

The Series B Preferred Stock qualifies as Tier 1 capital and will pay cumulative dividends at a rate of 9% per annum. The Series B Preferred Stock may also be redeemed by the Company after three years. Prior to the end of three years, the Series A Preferred Stock and Series B Preferred Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities of the Company (a "Qualified Equity Offering"). Neither the Series A nor the Series B Preferred Stock is subject to any contractual restrictions on transfer, except that the U.S. Treasury or any its transferees may affect any transfer that, as a result of such transfer, would require the Company to become subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share declared on the Common Stock prior to May 29, 2009. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or the U.S. Treasury has transferred all of the Preferred Stock to third parties, except that, after the third anniversary of the date of issuance of the Preferred Stock, if the Preferred Stock remains outstanding at such time, the Company may not increase its common dividends per share without obtaining consent of the U.S. Treasury.

On August 1, 2013, the U.S. Treasury auctioned the Series A and Series B Preferred Stock to third parties.

The Company made two payments on the TARP debt, one on August 3, 2015 and a second on November 16, 2015. The total payment between these two dates was $3,500. The remaining balance of $6,895 was paid in September 2016. There is no longer any TARP preferred stock outstanding.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 11 - EMPLOYEE BENEFIT PLANS

The Company has a 401(k) defined contribution retirement plan to which substantially all employees may elect to contribute up to 15% of their salary. The Company may make a matching contribution and a profit sharing contribution. The amount of any contribution made by the Company is determined each year. The Bank's matching contributions to the plan for 2017 and 2016 totaled $175 and $163.

The Company self-insures employee health benefits. Stop loss insurance covers annual losses exceeding $65 per covered individual and $989 in aggregate for 2017 and 2016. Expense recognized during 2017 and 2016 was $1,279 and $1,194.

NOTE 12 - INCOME TAXES

Income taxes consist of the following:

	2017	2016

Current income taxes	$-	$-
Deferred income taxes (benefit)	643	1,064
Change in valuation allowance	(15)	(17)

Total income taxes (benefit)	$628	$1,047

The following is a reconciliation of income taxes and the amount computed by applying the statutory federal income tax rates of 34% to income before income taxes:

	2017	2016

Statutory rate applied to income before income taxes	$1,187	$1,444
Add (deduct)
Tax exempt income	(438)	(401)
Nondeductible life insurance	(60)	(54)
State income tax, net	88	101
Change in valuation allowance	(15)	(17)
Qualified zone academy bond credits	(44)	(44)
Other	(90)	18

Total income taxes (benefit)	$628	$1,047

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 12 - INCOME TAXES (Continued)

The net deferred tax asset in the accompanying consolidated balance sheet includes the following amounts of deferred tax assets and (liabilities):

	2017	2016
Deferred tax assets from:
Allowance for loan losses	$494	$499
Other real estate	1,141	1,003
Federal net operating loss carryforward	2,459	3,232
State net operating loss carryforward	639	654
Credit carryforward	676	610
Investment write-downs	-	557
Other	584	61
Total deferred tax asset	5,993	6,616

Deferred tax liabilities for:
Depreciation	$(81)	$(71)
Leases	(367)	(307)
Amortization of intangibles	(703)	(688)
Mortgage servicing rights	(301)	(278)
FHLB stock dividends	(73)	(72)
Net unrealized gain on securities	(268)	(706)
Other	(477)	(569)
Total deferred tax liability	(2,270)	(2,691)

Valuation allowance	(622)	(637)

Net deferred tax asset	$3,101	$3,288

The Company has an AMT credit carryforward of $418 which has no expiration date as well as general business credits of $258 which have no expiration date. The Company also has a federal net operating loss of $7,232, which will begin to expire in 2032, an Indiana net operating loss carryforward of $19,240, which begins to expire in 2024, and an Illinois net operating loss carryforward of $319, which will begin to expire in 2027. The Company maintains a valuation allowance for the full amount of the deferred tax asset associated with the Indiana net operating loss carryforward and Indiana capital loss carryforward, as it does not anticipate generating income in Indiana to utilize the carryforwards prior to expiration.

The Company and its parent are subject to U.S. federal income tax as well as income tax in Indiana and Illinois. The Company is no longer subject to examination by taxing authorities for years before 2013. The Company does not expect the total amount of unrecognized tax benefits to significantly changes in the next 12 months.

The Company did not have any amounts accrued for interest and penalties at June 30, 2017.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 13 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows:

	2017	2016
Unrealized holding gains (losses) on
securities available-for-sale	$(1,188)	$2,756
Reclassification adjustments for (gains) losses
later realized in income (A)	(107)	(196)
Net unrealized gains (losses)	(1,295)	2,560
Tax effect (B)	438	(870)

Other comprehensive income (loss)	$(857)	$1,690

(A)	Reclassification adjustments are included in gain on sales of securities.
(B)	Income tax expense includes $37 and $67 in 2017 and 2016 related to reclassification adjustments.

NOTE 14 - RELATED-PARTY TRANSACTIONS

The Bank purchases loans and leases from Geneva Leasing Associates, a company that is 50% owned by Universal Bancorp, but not controlled by Universal Bancorp as the other 50% owner controls and operates Geneva Leasing Associates. The Bank's June 30, 2017 and 2016 loan balances include $5,945 and $8,805 of loans and leases that were purchased from Geneva Leasing Associates.

Loan and lease purchases during the years ended June 30, 2017 and 2016 included $0 and $1,918 from Geneva Leasing Associates.

NOTE 15 - FAIR VALUE

Accounting guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used to in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 15 - FAIR VALUE (Continued)

For those securities that cannot be priced using quoted market prices or observable inputs, a Level 3 valuation is determined. These securities are primarily pooled trust preferred securities, which are priced using Level 3 due to current market illiquidity. The fair value of these securities is computed based upon discounted cash flows estimated using payment, default and recovery assumptions, discounted at appropriate market rates. Due to current market conditions, as well as the limited trading activity of these securities, the fair value of the securities is highly sensitive to assumption changes and market volatility.

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

The fair value of other real estate owned (OREO) is generally based on third party appraisals of the property. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. In addition, the selling costs of the property are considered in determining an appropriate carrying value. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements
	at June 30, 2017 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
Assets:
Obligations of states and municipal
subdivisions	$-	$43,038	$-
U.S. government sponsored entities
mortgage-backed securities	-	46,439	-

Total available for sale securities	$-	$89,477	$-

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 15 - FAIR VALUE (Continued)

	Fair Value Measurements
	at June 30, 2016 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
Assets:
Obligations of states and municipal
subdivisions	$-	$40,970	$-
U.S. government sponsored entities
mortgage-backed securities	-	46,915	-

Total available for sale securities	$-	$87,885	$-

There were no assets measured at fair value on a recurring basis using significant unobservable inputs at June 30, 2017 and 2016.

Assets and Liabilities Measured on a Non-Recurring Basis

Impaired Loans:  Certain impaired loans for which an allowance for credit loss is allocated, as disclosed in Note 3, are valued at Level 3 and are carried at $1,091, net of a valuation allowance of $321 at June 30, 2017 and were carried at $2,957, net of a valuation allowance of $1,707 at June 30, 2016. The impact to provision for loan losses was $942 and $1,166 for the years ended June 30, 2017 and 2016.

Other Real Estate Owned:  Other real estate owned which is measured at the lower of carrying or fair value less costs to sell, had a net had a carrying amount of $3,939 and $5,429 at June 30, 2017 and 2016, resulting in a write-down of $175 and $294 for the years ended June 30, 2017 and 2016.

(Continued)

UNIVERSAL BANCORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017 and 2016
(Dollars in thousands)

NOTE 15 - FAIR VALUE (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at June 30, 2017 and 2016:

		Valuation
June 30, 2017	Fair value	Technique(s)	Unobservable Input(s)	Range
Impaired loans:
Commercial	$736	Sales comparison	Adjustment for differences	5-20%
real estate		approach	between the comparable
			sales and age of valuations
Residential	7	Sales comparison	Adjustment for differences	10%
real estate		approach	between the comparable
			sales and age of valuations
Commercial	348	Sales comparison	Adjustment for differences	5-20%
		approach	between the comparable
			sales and age of valuations

Other real estate
Owned:
Commercial	3,903	Sales comparison	Adjustment for differences	10-14%
		approach	between the comparable
			sales and age of valuations

Residential	36	Sales comparison	Adjustment for differences	10-14%
		approach	between the comparable
			sales and age of valuations

		Valuation
June 30, 2016	Fair value	Technique(s)	Unobservable Input(s)	Range
Impaired loans:
Commercial	$1,213	Sales comparison	Adjustment for differences	5-20%
real estate		approach	between the comparable
			sales and age of valuations
Residential	225	Sales comparison	Adjustment for differences	10%
real estate		approach	between the comparable
			sales and age of valuations
Commercial	1,519	Sales comparison	Adjustment for differences	5-20%
		approach	between the comparable
			sales and age of valuations

Other real estate
Owned:
Commercial		Sales comparison	Adjustment for differences	15-38%
	5,335	approach	between the comparable
			sales and age of valuations

Residential	94	Sales comparison	Adjustment for differences	15-38%
		approach	between the comparable
			sales and age of valuations

33

UNIVERSAL BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
as of September 30, 2017 and June 30, 2017 (Unaudited) (Dollars in thousands)

	At September 30,	At June 30,
	2017	2017
Assets
Cash and due from banks	$11,744	$11,689
Federal funds sold	3,369	3,313
Cash and cash equivalents	15,113	15,002
Interest-bearing balances in other financial institutions	2,684	2,932
Investment securities available-for-sale, at fair value	89,467	89,477
Loans held for sale, at fair value	-	1,226
Loans receivable, net of allowance for loan losses of $3,444 at September 30, 2017 and $3,406 at June 30, 2017	268,667	265,409
Federal Home Loan Bank stock	1,637	1,637
Bank-owned life insurance	7,487	7,444
Premises and equipment, net	6,450	6,574
Accrued interest receivable	1,233	1,179
Goodwill	1,895	1,895
Real estate owned	3,865	5,139
Other assets	4,199	4,599
Total Assets	$402,697	$402,513

Liabilities and Shareholders' Equity
Liabilities
Deposits	322,392	$323,441
Advances from the Federal Home Loan Bank	27,376	27,421
Other Long-Term Borrowings	7,395	7,595
Accrued Interest payable	85	82
Other liabilities	953	521
Total Liabilities	358,201	359,060

Shareholders' Equity
Common Stock	100	100

Treasury Stock	(3,596)	(3,596)
Surplus	4,903	4,903
Undivided Profit	42,699	41,529
Accumulated other comprehensive loss	390	517
Total Shareholders' Equity	44,496	43,453
Total Liabilities and Shareholders' Equity	$402,697	$402,513

See Notes to the Unaudited Consolidated Financial Statements

UNIVERSAL BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income and Comprehensive Income
For the Three Months Ended September 30, 2017 and 2016 (Unaudited) (Dollars in thousands)

Three Months Ended September 30,	2017	2016
Interest Income
Interest and fees on loans and leases	$3,781	$3,813
Interest and dividends on investments:
Taxable	97	65
Nontaxable	308	301
Interest on mortgage-backed securities	153	154
and collateralized mortgage obligations
Interest on interest-earning deposits	48	49
Total Interest Income	4,387	4,382
Interest Expense
Interest on deposits	237	243
Interest on advances from the Federal
Home Loan Bank	102	91
Other interest expense	67	56
Total Interest Expense	406	389
Net interest income	3,981	3,993
Provision for Loan Losses	0	30
Net interest income after provision for loan losses	3,981	3,963
Non-Interest Income
Service charges on deposit accounts	19	24
Increase in cash surrender value of bank owned life insurance	43	45
Loan servicing income	103	99
Gain on sale of available-for-sale securities	26	54
Other	431	446
Total Non-Interest Income	623	668
Non-Interest Expense
Salaries and employee benefits	1,981	1,953
Occupancy	463	411
Federal deposit insurance premiums	46	72
Data processing related operations	356	334
Real estate owned expense (income)	(317)	345
Professional fees	89	78
Other expenses	541	501
Total Non-Interest Expense	3,159	3,693
Income before income taxes	1,444	938
Income Tax Expense	275	218
Net Income	$1,170	$720
Other Comprehensive Income (loss)
Unrealized gains (losses) on securities available for sale, net	107	(127)
Comprehensive Income	$1,277	$593
Net Income per share:
Basic	$15.39	$8.15
Diluted	$15.39	$8.15

See Notes to the Unaudited Consolidated Financial Statements

UNIVERSAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
For the Three Months Ended September 30, 2017 and 2016 (Unaudited)
(Dollars in thousands)
Three Months Ended September 30,	2017	2016
Cash flows from operating activities
Net income (loss)	$1,170	$720
Adjustments to reconcile net income (loss) to net cash
from operating activities
Depreciation	149	132
Provision for loan losses	-	30
Amortization and accretion, net	111	89
Amortization of mortgage servicing rights	(88)	103
Net Gain on sales of foreclosed assets	(474)	(61)
Earnings on bank owned life insurance	(43)	(45)
Loss on sale of securities	26	54
Gain on sale of loans	(233)	(333)
Change in assets and liabilities
Loans held for sale	1,459	521
Accrued interest receivable and other assets	500	(913)
Accrued interest payable and other liabilities	435	(1,358)
Net cash from operating activities	3,012	(1,061)

Cash flows from investing activities
Net change in interest-bearing balances in
other financial institutions	248	-
Purchase of securities available-for-sale	(3,446)	(7,430)
Proceeds from sales of securities	1,704	2,439
Proceeds from calls, maturities and paydowns of securities
available-for-sale	1,422	3,433
Proceeds from sales of real estate owned	1,748	1,644
Loans made to customers, net of payments collected	(3,258)	7,203
Net purchases of premises and equipment	(25)	(272)
Proceeds from bank owned life insurance	-	-
Net cash from investing activities	(1,607)	7,017

Cash flows from financing activities
Net change in deposit accounts	(1,049)	(11,873)
Repayments of FHLB advances	(45)	(2,547)
Advances of other borrowings	-	4,820
Repayments of other borrowings	(200)	-
Preferred dividends paid	-	(101)
Repayments of TARP preferred stock	-	(6,895)
Net cash from financing activities	(1,294)	(16,596)

Net change in cash and cash equivalents	111	(10,640)

Cash and cash equivalents at beginning of year	15,002	25,858

Cash and cash equivalents at end of year	$15,113	$15,218

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$403	$400
Income taxes	-	-
Supplemental noncash disclosures
Transfer from loans to real estate owned	$-	$-
Security purchases settled in a subsequent period	-	-
Security purchases settled from a prior period	-	-

See Notes to the Unaudited Consolidated Financial Statements

UNIVERSAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders' Equity
For The Three Months Ended September 30, 2017 and 2016 (Unaudited)
(Dollars in thousands)

	Preferred Stock	Common Stock	Treasury Stock	Surplus	Undivided Profits	Accumulated Other Comprehensive Income (Loss)	Total Share- holders' Equity
Balance June 30, 2017	$-	$100	$(3,596)	$4,903	$41,529	$517	$43,453

Net Income	$-	$-	$-	$-	$1,170	$-	$1,170
Other Comprehensive Income	$-	$-	$-	$-	$-	$(127)	$(127)
Dividends on Preferred Stock	$-	$-	$-	$-	$-	$-	$-
Redemptions of Preferred Stock	$-	$-	$-	$-	$-	$-	$-
Balance September 30, 2017	$-	$100	$(3,596)	$4,903	$42,699	$390	$44,496

	Preferred Stock	Common Stock	Treasury Stock	Surplus	Undivided Profits	Accumulated Other Comprehensive Income (Loss)	Total Share- holders' Equity
Balance June 30, 2016	$6,895	$100	$(3,596)	$4,903	$38,768	$1,374	$48,444

Net Income	$-	$-	$-	$-	$720	$-	$720
Other Comprehensive Income	$-	$-	$-	$-	$-	$107	$107
Dividends on Preferred Stock	$-	$-	$-	$-	$-	$-	$-
Redemptions of Preferred Stock	$(6,895)	$-	$-	$-	$(101)	$-	$(6,996)
Balance September 30, 2016	$-	$100	$(3,596)	$4,903	$39,387	$1,481	$42,275

See Notes to the Unaudited Consolidated Financial Statements

UNIVERSAL BANCORP, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of Universal Bancorp and its wholly owned subsidiary, BloomBank (the "Bank"), and its wholly owned subsidiary, Universal Investment Company, Inc., together referred to as "the Company." Intercompany transactions and balances are eliminated in consolidation.
The Company provides financial services through its Bank offices primarily in Bloomfield, Indiana. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions in the area.
Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.
Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions, money market investments and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.
Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions mature within five years and are carried at cost.
Securities: The Company classifies all securities as available for sale. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.
Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.
Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.
Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer and credit card loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company's policy, typically after 90 days of non-payment.
All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.
The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

The general component covers non impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent two years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.
The portfolio segments identified are commercial, commercial real estate, residential real estate, lease financing, and consumer loans. The risk characteristics of each loan portfolio segment are as follows: Commercial loans are secured by the business real estate. Repayment of these loans is primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Borrowers may be subject to adverse economic conditions that can lead to decreases in product demand; increasing material or other production costs' interest rate increases that could have an adverse impact on profitability; non-payment of credit that has extended under normal vendor terms for goods sold or services extended; interruption related to the importing or exporting of production materials or sold products. Commercial real estate loans typically involve higher principal amounts and repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. These loans may be more adversely impacted by conditions in the real estate market or the general economy. Residential real estate loans are secured by 1-4 family loans and are generally owner occupied. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions, such as unemployment levels. Repayment can also be impacted by changes in residential property values.
Lease finance loans are secured by underlying collateral provided by the borrower. Repayment of these loans is primarily dependent on the successful operation of the business operated by the borrower. Consumer loans are generally secured by consumer assets such as automobiles or recreational vehicles. Some consumer loans are unsecured. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions, such as unemployment levels. Risk is mitigated by the fact that consumer loans are generally smaller dollar amounts and are spread over a large number of borrowers.
Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.
Servicing Rights: When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.
Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with loan servicing income on the income statement. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.
Servicing fee income, which is reported on the income statement as loan servicing income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.
Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line or accelerated method with useful lives ranging from 1 to 20 years. Maintenance and repairs are expensed and major improvements are capitalized.
Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Bank Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.
Goodwill and Other Intangible Assets: Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill resulting from business combinations after January 1, 2009, is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. The Company has selected June 30 as the date to perform the annual impairment test, and the annual impairment test indicated no impairment as of June 30, 2017. Goodwill is the only intangible asset with an indefinite life on our balance sheet.
Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Income Taxes: Income tax expense is the total of income tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Recognition of deferred tax assets is limited by the establishment of a valuation allowance unless management concludes that the assets will more likely than not result in a future tax benefit to the Company.
A tax position is recognized as a benefit only if it is more likely than not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized will be the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit will be recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.
Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service.
Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.
Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.
Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. These balances do not earn interest.
Dividend Restriction: Banking regulations require maintaining certain capital levels and under written agreement between the Bank and its regulators, dividends paid by the Bank to the holding company are restricted without prior consent of the Bank's regulators. Under written agreement between the Company and its regulators, dividends paid by the Company to its shareholders are restricted without prior consent of the Company's regulators.
Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.
Adoption of New Accounting Pronouncements: In January 2016, the FASB issued ASU 2016-10, Recognition and Measurement of Financial Assets and Financial Liabilities, amending ASU Subtopic 825-10. The amendments in this update make targeted improvements to generally accepted accounting principles which includes eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. The new guidance allows for early adoption of this provision. The Company was determined not to be a public business entity and has elected to early adopt this standard eliminating the requirement to disclose the fair values of financial instruments measured at amortized cost. The effect of adopting this standard was exclusion of the fair value of financial instruments table from the fair value note.

NOTE 2 - INVESTMENT SECURITIES
Investment securities available-for-sale was comprised of the following at June 30, 2017:

	June 30, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized
(Dollars in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities - agency residential	46,596	198	(355)	46,439
Municipal securities	42,096	1,133	(191)	43,038
	$88,692	$1,331	$(546)	$89,477

Investment securities available-for-sale was comprised of the following at September 30, 2017:

	September 30, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized
(Dollars in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities - agency residential	47,094	—	(292)	46,802
Municipal securities	41,781	884	—	42,665
	$88,875	$884	$(292)	$89,467

The scheduled maturities of securities available-for-sale and held-to-maturity at June 30, 2017 were as follows:

	June 30, 2017
	Available-for-Sale
(Dollars in thousands)	Amortized Cost	Fair Value
Mortgage Backed Securities	$46,596	$46,439
Due from one to five years	4,779	4,847
Due from after five to ten years	19,760	20,479
Due after ten years	17,557	17,712
	$88,692	$89,477

The scheduled maturities of securities available-for-sale and held-to-maturity at September 30, 2017 were as follows:

	September 30, 2017
	Available-for-Sale
	Amortized
(Dollars in thousands)	Cost	Fair Value
Mortgage Backed Securities	$47,094	$46,802
Due from one to five years	5,343	5,424
Due from after five to ten years	19,311	19,820
Due after ten years	17,127	17,421
	$88,875	$89,467

 NOTE 3 - EARNINGS PER SHARE

Earnings per share ("EPS") consist of two separate components: basic EPS and diluted EPS. Basic EPS is computed by reducing net income by preferred stock dividends to obtain net income available to common shareholders, then dividing by the weighted average number of common shares outstanding for each period presented. The diluted EPS calculation reflects the EPS if all outstanding instruments convertible to common stock were exercised. For the three months ended September 30, 2017 and 2016, there were no stock options or other convertible instruments outstanding for either period.  Therefore, there is no effect of dilution on the Company's earnings per share.

The calculation of EPS for the three months ended September 30, 2017 and 2016 is as follows (in thousands, except per share data):

	For the Three Months
	Ended September 30,
	2017	2016
Net income (basic and diluted)	$1,170	$720
Weighted average shares outstanding	75,996	75,996
Net income available to common shareholders	1,170	619
Net income per share – basic and diluted	$15.39	$8.15